Exhibit 5.2

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, NY 10020-1104

www.dlapiper.com

January 13, 2026

Park Aerospace Corp.

1400 Old Country Road

Westbury, NY 11590

Re:	Park Aerospace Corp. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Park Aerospace Corp., a New York corporation (the “Company”), in connection with (A) the filing of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offering and sale from time to time, pursuant to Rule 415 under the Securities Act, of up to $150,000,000 in the aggregate of the following securities: (i) shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), (ii) warrants to purchase shares of Common Stock (the “Warrants”), which may be issued pursuant to one or more warrant agreements proposed to be entered into by the Company and one or more warrant agents to be named therein, and (iii) such indeterminate number of shares of Common Stock as may be issued upon exercise of any Warrants pursuant to anti-dilution adjustments determined at the time of offering (the “Indeterminate Securities”; together with the Common Stock and the Warrants, the “Securities”); (B) the related base prospectus (the “Base Prospectus”); (C) the accompanying sales agreement prospectus included in the Registration Statement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), filed with the SEC pursuant to Rule 424(b) under the Securities Act, and covering the offering by the Company of up to $50,000,000 in shares of Common Stock covered by the Registration Statement (the “Placement Shares”); and (D) the Sales Agreement, dated January 13, 2026, among the Company and Needham & Company, LLC and Citizens JMP Securities, LLC as sales agents (the “Sales Agreement”). Reference is made to our opinion letter dated January 13, 2026 and included as Exhibit 5.1 to the Registration Statement. This supplemental opinion letter is being furnished in connection with the filing of the Prospectus Supplement included in the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion letter, we have examined the Registration Statement, the Prospectus, the Sales Agreement, and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company’s Certificate of Incorporation, as amended and currently in effect, (ii) the Company’s amended and restated Bylaws, (iii) certain resolutions of the Company’s Board of Directors approving the preparation and filing of the Registration Statement, the Prospectus Supplement, the Sales Agreement and the offer and sale of the Placement Shares thereunder, and (iv) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed, without independent investigation or verification, (i) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Placement Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Sales Agreement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the New York Business Corporation Law, and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Placement Shares may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in the law that may hereafter occur. It is further understood that this opinion is to be used only in connection with the offer and sale of Placement Shares while the Registration Statement is effective under the Securities Act.

The opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond that matters expressly stated herein.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)